PROMISSORY NOTE

$20,000.00                                                         June 11, 2004

      FOR VALUE RECEIVED, Infinity, Inc. ("Infinity") promises to pay to the order of Stanton E. Ross at 211 West 14th Street, Chanute, Kansas 66720 or at such other place as the holder hereof shall hereafter designate in writing to Infinity, in lawful money of the United States of America, the principal sum of Twenty Thousand Dollars ($20,000.00), together with interest on the unpaid balance of principal outstanding from time to time at the rate of six percent (6%) per year from the date hereof until this Note is paid in full. Interest shall be calculated at a monthly rate equal to 1/12 of the stated annual rate or, in the case of a partial month, at a daily rate equal to 1/360th of such annual rate.

      Principal and interest shall be due and payable September 9, 2004. In the absence of any event of default, all payments shall be applied first to the costs and expenses of collection, then to the payment of interest and then to the reduction of principal; if any event of default exists, payments may be applied in such manner as holder may elect in holder's sole discretion.

      This Note may be prepaid in whole or in part at any time without limitation or penalty.

      This Note shall become immediately due and payable upon the insolvency of, general assignment for the benefit of creditors by, initiation of any proceedings under any state or federal bankruptcy or, insolvency, law or regulation by or against, or the appointment of a receiver for all or any portion of the property of, Infinity.

      Infinity agrees to pay all costs and expenses incurred by the holder arising out of, or relating to, the enforcement or collection of the indebtedness evidenced by this Note, including reasonable attorneys' fees and court costs.

      The credit extension evidenced by this Note is made in the State of Kansas and this Note shall be governed by and construed under the laws of the State of Kansas.

      Infinity hereby waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note and all other notices and demands required by law, and hereby consents to any and all extensions of time or modifications that may be granted with respect to the payment or other provisions of this Note and further agrees that it shall not be necessary for the holder to resort to legal remedies against Infinity before proceeding against it.

                                                 INFINITY, INC:


                                                  /s/ Jon D. Klugh

                                                  Name:  Jon D. Klugh
                                                         Chief Financial Officer